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Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 29, 2004 (except for Notes 1, 7, and 14, as to which the date is February 8, 2005) in the Registration Statement (Form S-1) and the related Prospectus of Amphastar Pharmaceuticals, Inc. for the registration of shares of its common stock.

/s/  ERNST & YOUNG LLP

Orange County, California
February 10, 2005

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Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm